Exhibit 99.1

Eve Holding, Inc.

Third Quarter 2026 Results

Financial Highlights

Eve Air Mobility is an aerospace company dedicated to developing an eVTOL (electric Vertical Takeoff and Landing) aircraft and the Urban Air Mobility (UAM) ecosystem. This includes aircraft development, Services & Support solutions like Eve TechCare® and Eve Vector®, an Urban Air Traffic Management system. Eve is pre-operational. We do not expect meaningful revenue, if any, during the aircraft development phase. Financial results during this period are expected to be driven mostly by program development costs.

Eve reported a net loss of $58.1 million in 3Q26 versus $46.9 million in 3Q25. The increase in net loss in 3Q26 was mainly due to higher Research & Development expenses as well as lower net financial results. R&D costs and activities are necessary to advance our suite of UAM products and services, including the Master Service Agreement (MSA) with Embraer. R&D expenses were $48.3 million in 3Q26 compared to $44.9 million in 3Q25 and reflect increasing supplier engagement and R&D activities – including eVTOL development and allocation of Embraer engineering resources to our project. R&D continues to demand additional program development activities and testing infrastructure. The MSA primarily drives our R&D costs with Embraer, which performs several critical activities for Eve.

Selling, General & Administrative (SG&A) dropped to $6.0 million in 3Q26 ($7.0 million in 3Q25) – mostly in response to reduced outsourced services and other expenses, despite the c.4% average appreciation of the Brazilian Real versus the US Dollar. Eve is already capturing some of the additional cost savings and synergies that had been previously identified with Embraer.

Eve's total cash consumption in 3Q26 was $55.1 million – vs. $60.7 million in 3Q25, with intensifying design & development activities. In the first nine months of 2026, Eve's cash consumption reached $173.1 million and full year 2026 cashflow consumption is now expected to reach the low-end of our guidance of $225/275 million as Eve continues to capture synergies with Embraer. Eve's Cash, Cash Equivalents, and Financial Investments totaled $356.0 million at the end of 3Q26. Total liquidity – including undrawn credit lines with the Brazil's National Development Bank (BNDES) and a grant, reached $470.4 million. We believe this funding is sufficient to support our operations and program investments through 2028.

Key Financial Indicators

USD millions	3Q26	3Q25	9M26	9M25
INCOME STATEMENT				
Research & Development (R&D)	(48.3)	(44.9)	(136.3)	(135.3)
Selling, General & Administrative (SG&A)	(6.0)	(7.0)	(21.5)	(23.1)
Interest Income / Other Non-Operating Expenses, net	(0.8)	6.3	(3.1)	(0.9)
Net Earnings / (Loss)	(58.1)	(46.9)	(161.1)	(160.3)
CASH FLOW				
Net Cash Used in Operating Activities	(51.6)	(54.0)	(166.9)	(134.5)
Net Additions to PP&E	(3.5)	(6.7)	(6.1)	(8.5)
Free Cash Flow*	(55.1)	(60.7)	(173.1)	(143.0)
Net Cash Provided by Financing Activities	13.3	229.9	139.5	250.3
BALANCE SHEET				
Property, Plant & Equipment (PP&E)			15.1	8.9
Other Assets			38.4	19.1
Total Payables			121.1	80.8
Cash, Cash Equivalents, Financial Investments (Beg. of period)			392.5	303.4
Cash, Cash Equivalents, Financial Investments (End of period)			356.0	411.7
Total Debt			322.1	168.1
Total liquidity including BNDES Standby Facility and grant**			470.4	534.3

Notes

* Free Cash Flow is a non-GAAP measure and includes Net Cash Used in Operating Activities, Net Additions to PP&E

** Total Liquidity is a non-GAAP measure and includes Cash, Restricted Cash, Cash Equivalents, Financial Investments and undrawn BNDES standby facility

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Engineering Prototype Flight Campaign Our engineering prototype flew for the first time in December 2025 and was immediately deployed into an intense and multi-stage flight campaign. While its flights will not count toward certification, it is being extensively used to gain knowledge and flight experience in an aircraft representative of the final vehicle. The prototype is representative of Eve 100, our aircraft; it features similar systems and the same Lift + Cruise configuration that will be present in our commercial aircraft. Moreover, it also uses the same suppliers and several components, and it takes off and lands vertically, with a transition to and from cruise in between. However, the engineering prototype doesn’t include all final systems, subsystems, and redundancies of a certifiable aircraft, and it therefore does not carry a pilot onboard. Rather, the aircraft is controlled remotely from a Remote Pilot Station (RPS) truck. Eve’s testing approach builds upon decades of Embraer experience. It is designed to leverage ground equipment as much as possible, with dedicated rigs, high-fidelity simulations, and wind tunnel tests. The flight-testing phase is the final stage in the campaign and tests that cannot be tested with ground equipment. This approach reduces program risks, shrinks timelines and reduces development costs. Moreover, our protocol means that the components, configuration, and other specifications of our prototype are all mature and close to the final iteration of the aircraft. In the end, this helps prevent the assembly of several prototype iterations – and associated time and costs and indirectly helps expedite our certification and entry into service efforts. Hover Flights The first stage consisted of hover and initial maneuvers used to validate the characteristics of vertical flight – in hover, the aircraft performed vertical take-off and landing procedures. Although it gradually climbed to higher altitudes and remained airborne longer, it initially remained in a fixed position in space before evolving into airborne maneuvers with the aid of the lifter propulsion system.

Once the flight-test engineering team had gained the necessary knowledge and built enough confidence in the aircraft's performance after the hover stage, it began to extend its flight envelope. Test pilots started to perform more complex maneuvers - side-to-side movements, on-axis rotations, and longitudinal displacement, thus departing from the previous fixed-position protocol.

The test envelope was further expanded; the team started executing four-axis maneuvers - up from three-axis, to gauge pitch, roll, yaw, and vertical action of the aircraft against our computer models. This was done to validate the aerodynamic and loads models and to support progression to higher speeds and a broader envelope. The maneuvers also enabled larger control deflections — the deployment of flight controls (elevators, ailerons, rudder) that change the airflow and pressure gradients around air-control surfaces to maneuver the aircraft.

The aircraft had completed the hover phase after 59 flights, with 2 hours and 27 minutes of total airtime. Importantly, all flights were planned to validate aircraft or component operating and/or performance metrics. With that, Eve's flight test team successfully validated 132 points, enabling continued campaign progress with high-quality flights.

At the end of the hover phase - and in preparation to initiate the transition flights, our engineering team performed a scheduled software upload, as well as additional load calibration and a battery of ground tests. This included further lifter/pusher motor ground tests and synchronization of all systems before taking to the air again. This was a critical step to clear the prototype for more complex operations demanded by transition flights.

The lessons learned from initial hover phase and updates assures readiness for envelope expansion and entry into the transition regime, tightening the link between simulator predictions and real flight behavior.

Importantly, the lifter rotors of our aircraft are tilted outward and forward, rather than flat against the ground. It is precisely these angles of attack that allow the aircraft - with rpm differences between the different lifters, to maneuver in the air and to move forward/backward without engaging the pusher. The flight computer interprets pilot command on the flight control and determines the appropriate rpm of each lifter to deliver the intended command. Our aircraft is capable of flying up to 30knots without the aid of the pusher.


ENGINEERING PROTOTYPE FLIGHT CAMPAIGN
ON-TRACK, RELIABLE AND HIGH-QUALITY
73
TOTAL FLIGHTS
3h 06min
TOTAL FLIGHT TIME
170
POINTS VALIDATED
91% OF FLIGHT CAMPAIGN
HOVER PHASE
PARTIAL TRANSITION PHASE
FULL TRANSITION BY YEAR END
Flights up to 45 knots
0
20
40
60
80
100
120
140
160
180
200
Dec-25
Jan-26
Feb-26
Mar-26
Apr-26
May-26
Jun-26
Jul-26
Aug-26
Sep-26
Total flights
Validated points
Denotes two flights / day
As of November 5, 2026, timeline not to scale

eveairmobility.com
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With 73 complete flights thus far, our engineering team validated a total of 170 points of the aircraft – component reliability, aircraft performance, systems and sub-system behavior. This is equivalent to 91% of the total check points that had been planned for the entire flight campaign of the prototype. Additionally, the aircraft also successfully demonstrated the Autoland feature and the simplified fly-by-wire mode – a redundant layer of the fly-by-wire system that is activated when the normal mode is unavailable. Throughout the entire testing phase, the aircraft showed consistent behavior under simultaneous four‑axis inputs. Recorded noise levels remained in line with expectations, while propulsion and battery performance were better than anticipated. Final assessment Lastly, the final phase of the flight campaign involves planned failures – motor shutdowns, system malfunctions, etc. This will allow our flight engineering team to validate and refine safety procedures and protocols for the fly-by-wire software and pilots in the event of in–flight emergencies. Assembly of certification-conforming prototypes Our teams have already completed most of the Critical Design Review (CDR) processes and released detailed and final drawings for each individual component. The conclusion of this process allows suppliers to start manufacturing and shipping components for the assembly of our certification-compliant prototypes. As mentioned previously, we will use one of Embraer’s hangars in São José dos Campos to assemble all the prototypes we plan to launch for the certification campaign. We have started to receive the first batch of components for the first (out of six) prototype. Some of the parts delivered include the counter mold for the fuselage and aft roof section. We have also received the pylon structures and wing skin and wingtip. With the expected completion of all the CRD processes by the end of 2026, we will continue to receive additional tolling and components that are necessary for the assembly of our prototypes. We plan to build up to six prototypes with all the redundancies, systems and physical characteristics that will be featured in the commercial versions of our aircraft. These will be extensively tested and used to accumulate hours to be counted towards our certification campaign. We expect the first flight of our first conforming prototype in the second half of 2027. The aircraft will have similar dimensions to popular helicopters that also have a capacity for four passengers. With a wingspan of 50ft (15.2m), 11ft (3.3m) cabin length, it was designed to fit in most of the currently available helipads.

Continuous Component / Rig-tests Eve inherited many of Embraer's development processes, including specialized rigs to thoroughly test individual components before incorporating the optimal configuration into the final architecture, rather than assembling a whole aircraft from the outset. This approach expedites design, testing, and certification processes, while reducing overall developmental costs. Eve has deployed several rigs throughout its testing phase to validate different components separately, including battery, lifters, actuators, among others. Furthermore, we have also assembled two Iron Birds (de-constructed eVTOLs) to further complement testing, refine component performance and accelerate the program. In total, Eve has accumulated approximately 16,500 hours of tests in all different rigs. We continuously test components of our aircraft to assess performance metrics and gauge performance vs. required specifications. The eighth lifter of our conforming prototype is now undergoing the last battery of tests, after many successful completed tests, which confirmed they are all on track for delivery/assembly. Additionally, we also continue to test the battery and its systems with positive results. We successfully achieved containment of thermal runaway (exothermic chemical reaction that can be triggered with overcharging, excessive currents, multiple discharges, etc.) that could lead to increases in battery temperature and consequently destabilization and degradation of the battery, and ultimately its failure. There are multiple ways to prevent thermal events – cell isolation, control of charging/discharging on a cell-by-cell basis, all of which are part of our aircraft design, but it must also be able to successfully contain a thermal event to assure flight safety. Lastly, we completed the installation of the first battery with successful high-voltage operation and communication. Certification Campaign Brazil’s Civil Aviation Authority (ANAC) published the Basis of Certification for Eve’s eVTOL in the country in November 2024. This is a major milestone for the eVTOL industry and will allow Eve to progress towards ANAC Type Certification (TC) and seek validation with the FAA (Federal Aviation Administration). ANAC’s Basis of Certification establishes the first set of airworthiness criteria for eVTOLs in Brazil and follows Eve’s application for TC in 2022. It is a standard process for developing a new certification basis and an important milestone in the project. Following the definition of the airworthiness criteria, Eve has been proposing and aligning the Means of Compliance with ANAC – the specific tests, analyses, and simulations that must be successfully performed for TC to be granted. These tests verify the aircraft design requirements and ensure that construction meets the safety standards outlined in the Basis of Certification. Eve has aligned most of the Means of Compliance with ANAC, and some suppliers have, in fact, already initiated performance certification tests, thus anticipating some of the certification-related efforts. The conclusion of the Means of Compliance will enable Eve to start the certification campaign for Eve 100. Importantly, because the certification protocol allows ground tests (with the aid of rigs, high-fidelity simulations, our Iron Bird, and other ground equipment) to earn certification credits, our certification campaign will begin before the initial flights of the certification-compliant prototypes. The certification campaign for the conforming aircraft will follow a similar protocol to that used for our engineering prototype. The certification prototypes will conduct ground tests and will fly only in the last stage of the campaign. With that, when they start to fly– and accumulate certification credits, Eve will already have progressed in the certification campaign. This expedites the certification campaign and reduces risks and costs across the entire process. While Eve’s primary certifying authority is Brazil’s ANAC, the company formalized validation with the FAA in 2023. This will enable Eve to actively work with the FAA during the ANAC certification process and to pursue the concurrent TC validation, expected for 2028. Eve, ANAC and FAA certification leadership met recently to discuss next steps and 2026 deliverables to continue advancing the certification plans and ensuring alignment between the Brazilian and the U.S. certification authorities.

Eve also applied for the European Union Aviation Safety Agency (EASA) Type Certificate validation in March 2026 – accepted last April. Next steps with EASA include initial product familiarization activities and further technical discussions. We expect to initiate EASA certification tests in mid-2028 and certification process to last ~18 months. Additionally, ANAC published in July the Proposed Noise Certification Criteria for Eve 100, our commercial aircraft. This is a major step towards establishing the environmental certification framework for eVTOLs. The publication is the result of extensive engagement between Eve and ANAC and draws on existing aviation-noise regulations, adapting them to the specific characteristics of Eve 100 and its future operations. It is a key milestone in the Eve 100 certification process and demonstrates continued progress toward type certification. It also reflects broader international efforts led by aviation authorities and industry stakeholders to develop harmonized approaches to emerging technologies. Eve continues to participate actively in global regulatory discussions, helping support the development of future noise standards for advanced air mobility. As part of the certification process, the proposed criteria are intended to evaluate the acoustic characteristics of Eve 100 throughout phases of flight, supporting a comprehensive understanding of the aircraft’s environmental footprint before commercial operations begin. Noise reduction has been a key consideration throughout the development of Eve’s eVTOL. Drawing on a Lift & Cruise architecture, the aircraft has been designed to deliver a quieter experience than conventional helicopters. Eve’s approach to community acceptance is also supported by insights from its Visual & Sound Perception Study, conducted in collaboration with the Royal Netherlands Aerospace Centre. Using virtual reality and sound simulations, the study engaged more than 100 participants across New York, Orlando and San Francisco to better understand how communities perceive the sights and sounds of eVTOL operations in different urban and suburban settings. Alongside acoustic modeling assessments, engineering prototype flight testing continues to support Eve’s efforts to understand better and optimize Eve 100’s noise characteristics as the program advances. ANAC also held a consultation with industry stakeholders on updated airworthiness criteria, which marks another important step in the Eve 100 Type Certification process and contributes to the development of a robust regulatory framework for eVTOLs. Following the consultation period, ANAC will review the comments received and assess potential refinements to the criteria. Eve will continue working with ANAC on the Eve 100 certification process, while also supporting alignment with other aviation authorities, including the FAA and EASA, as part of its broader international certification strategy. Eve Ecosystem Development Eve announced a partnership with the Florida Department of Transportation (FDOT) for a focused UAM initiative at SunTrax Air – a technology research and development facility in Florida that serves as a high-tech proving ground for testing emerging ground and air-mobility solutions. SunTrax is a state-of-the-art testing facility featuring a 2¼-mile oval track for high-speed autonomous vehicle testing, as well as a variety of simulated environments that replicate real-world conditions, including roundabouts, passenger pick-up and drop-off zones, wet-track facilities, vibration-testing surfaces, and sound-emission testing areas. The facility also includes a dedicated aerial test track for Advanced Air Mobility (AAM), alongside vertiports, hangars, and charging infrastructure that support simulated eVTOL takeoff and landing operations. Complementing these capabilities is a low-altitude corridor specifically designed for drones, air taxis, and autonomous logistics applications, enabling operators to test emerging mobility solutions within a controlled and regulated environment. The FDOT-led initiative will bring together Eve's expertise in eVTOL aircraft, operations, and services with SunTrax Air's research, testing, and validation capabilities. The effort will focus on delivering insights into the infrastructure, operational procedures, and airspace navigation procedures needed to enable the safe and efficient integration of UAM into Florida's transportation network. Owned and operated by FDOT, SunTrax Air serves as Florida's dedicated UAM research and development hub, providing a collaborative environment to evaluate technologies, operational concepts, and supporting infrastructure for next-generation aviation.

The partnership builds on the growing relationship between Eve and FDOT. Through ongoing collaboration, the organizations will work to position Florida as a national leader in UAM. Using SunTrax Air's purpose-built research and testing environment, they will evaluate operational concepts, infrastructure readiness, passenger experience, and future ecosystem requirements, creating a foundation that supports Florida's long-term transportation strategy while helping accelerate the commercialization of UAM. Total Cash Consumption Between $225 and $275 Million With intensifying program development efforts, increased engagement with suppliers, and initial assembly of our certification prototypes, Eve expects to consume between $225 million and $275 million in 2026. This compares to $196.5 million demanded by the program in 2025 (adjusted for working capital impact), $141.2 million in 2024, and $94.7 million in 2023. The additional program activities require more engineering hours under our Master Service Agreement with Embraer. We will also acquire raw materials and parts for certification-conforming prototypes. During the year, engagement with selected suppliers has increased, and we have started to receive equipment. This has triggered more cash consumption in 2026 as we advance flight tests of our full-scale prototype. We expect our investments and expenses to stay high in the upcoming quarters, mainly due to strong engineering engagement and possible supplier payments. Still, we are confident that our current liquidity can fund operations, design, and certification efforts through 2028. With $173.1 million consumed in the first nine months of the year, cash use for the full year is leaning towards the low-end our expected cash-consumption goals. Eve is collecting the benefits of the cost-savings efforts and synergies with Embraer that had been identified previously in the year. Latest Highlights Eve Air Mobility and RV Connex Sign MOU to Advance Urban Air Mobility Regulatory Framework in Thailand Framework development aims to accelerate Thailand’s readiness for commercial AAM operations. On August 17, Eve and RV Connex Co., Ltd., a leading Thai engineering and aerospace company, signed a Memorandum of Understanding (MOU) to work together on regulatory development that will help shape Thailand’s Advanced Air Mobility (AAM) industry. Under the terms of the MOU, RV Connex and Eve will jointly collaborate on long term industry and regulatory engagement in Thailand. Bringing together interested public and private stakeholders to establish safe, efficient, and scalable advanced air mobility operations. This collaboration seeks to evaluate future operational scenarios, safety requirements, airspace rules, and infrastructure needs that are specific to Thailand’s aviation system. Learning from global AAM standards while also meeting the needs of the Thai market. RV Connex will collaborate closely with partners from government, academia, and industry to make sure the process is thorough and inclusive.

Eve Air Mobility and FlyBIS Sign Binding Agreement for Up to 12 eVTOLs in Southern Brazil Agreement includes 2 firm orders and purchase rights for 10 additional aircraft. On November 04, Eve and FlyBIS announced the signing of a binding agreement for up to 12 electric Vertical Take-Off and Landing (eVTOL) aircraft. The agreement comprises two firm orders and purchase rights for 10 additional units. The agreement builds on the Letter of Intent the companies announced in 2022 and advances their collaboration to establish electric air mobility operations in Brazil. FlyBIS plans to deploy Eve’s eVTOL in Southern Brazil, initially connecting destinations in Santa Catarina and Rio Grande do Sul. Potential routes include connections in cities such as Navegantes, Balneário Camboriú and Florianópolis along Santa Catarina’s coastline, as well as services in tourism destinations in Rio Grande do Sul’s mountain region, including Gramado and Bento Gonçalves. Eve and FlyBIS will continue collaborating on the requirements to support entry into service, including network planning, operational readiness, infrastructure and the integration of eVTOL services into the broader transportation ecosystem. The agreement comes as Eve continues to advance the development of its eVTOL and the broader ecosystem required to support commercial operations. Following its first flight, Eve’s full-scale engineering prototype has completed more than 70 flights, including the hover and low-speed phases of its flight-test campaign. The company is now progressively expanding the aircraft’s flight envelope through transition-flight testing, including the in-flight activation of its rear pusher propulsion system as it advances toward wing-borne flight. In September 2026, Brazil’s Ministry of Ports and Airports brought together aviation authorities, government representatives and Eve to discuss certification, vertiport infrastructure, energy supply, operational safety, telecommunications and airspace integration. Brazil represents a premier market for urban air mobility, supported by government and certification authorities, a rapidly maturing ecosystem and strong passenger demand in cities where infrastructure has not kept pace with growth. These conditions make Brazil one of Eve’s most important markets and position the country to be among the first to scale commercially following certification, with two operators already committed to deploying Eve’s eVTOL and several others showing strong interest.

Backlog, Order Pipeline

~2.5K	Pre-ordered eVTOLs (Firm + LOIs)	~$12.6B	Pre-order Book Value*
112	Under Binding Agreement	~$560M	Under Binding Agreement*
~1.1K	eVTOLs with service contracts	~$1.5B	TechCare contracts

* Based in list price

eVTOL Orders

Currently, Eve's order pipeline totals approximately 2.5K units, with a total non-binding backlog value of approximately $12.6 billion. This value is based on a list-price methodology, a customary practice in the aviation industry, that incorporates internal and external factors to define a standard price. Eve will not disclose specific deal prices and will use the list price as a reference for future transaction values. Our initial order pipeline is based on non-binding Letters of Intent (LOI) and is therefore subject to change, consistent with customary aviation practices.

Eve's current client base comprises 28 customers, with no client representing more than 16% of the total order book, including options. The order book is further diversified by the industries in which these customers operate, with fixed-wing operators accounting for 35%, helicopter operators for 33%, lessors for 18%, and ride-sharing platforms for 8%.

Lastly, Eve has received LOIs from clients in nine countries across five continents. The Americas account for close to three-fourths of Eve's backlog value, with North America representing 56% and South America 18%. Asia accounts for 12% of the LOIs, while Europe accounts for 11%.

TechCare

Eve is replicating elements of Embraer's proven business model, namely the design, manufacturing, and sale of aircraft. In addition, Eve will provide services and support worldwide on an agnostic basis. With that, Eve is uniquely positioned to serve its customers by leveraging Embraer's global presence with local support and has secured non-binding contracts for service solutions across the world with 13 customers. Combined, these customers have placed LOI's for approximately 1.1K of our eVTOLs, or 42% of our order book.

These contracts include Maintenance, Repair and Overhaul, training, battery services, data integration, spare parts solutions, and component repair. These functions will be enhanced by a MOU signed with DHL Supply Chain to optimize the supply chain to service centers. The MOU will also focus on batteries and the specific requirements for transport, storage, and disposal.

These non-binding service contracts are expected to generate potential revenues of $1.5 billion during the first few years of vehicle operation, and because of our agnostic approach to the maintenance business, services and support revenues could precede the first delivery of our eVTOL. Lastly, in addition to eVTOL sales and Services & Support solutions, Eve is also developing Vector and has signed LOIs from 21 customers globally.

Eve's eVTOL concept and design

Rather than relying on traditional combustion engines, eVTOL aircraft are designed to use electric motors, providing an alternative means of transportation in urban markets that do not produce carbon emissions. Eve's design uses a conventional fixed wing and empennage, rotors, and a pusher, giving it a practical and intuitive Lift + Cruise design that favors safety, efficiency, reliability, and certifiability while being environmentally friendly.

With an expected range of 60 miles (approximately 100 kilometers), Eve's aircraft has the potential to not only offer a sustainable and affordable commute but also to reduce sound levels compared to conventional helicopters.

Its human-centered design ensures the comfort of passengers, the pilot, and the community by minimizing sound. The all-electric aircraft features dedicated rotors for vertical flight and a fixed wing for cruise, with no components required to change position during flight. It will be piloted at launch but evolve towards uncrewed operations in the future.



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Financial Performance Income Statement (Unaudited, US dollars,’000s, except where noted) Three Months Ended Nine Months Ended September 30, 2026 September 30, 2025 September 30, 2026 September 30, 2025 Operating expenses Research and development expenses $ 48,293 $ 44,873 $ 136,299 $ 135,256 Selling, general and administrative expenses 5,962 7,025 21,510 23,122 Total operating expenses 54,255 51,898 157,809 158,378 Operating loss (54,255) (51,898) (157,809) (158,378) Gain (Loss) from warrant liability 997 6,441 3,890 285 Financial investment income 4,255 4,144 14,063 11,598 Interest expense (5,544) (2,671) (15,392) (7,293) Other loss, net (523) (1,657) (5,639) (5,446) Loss before income taxes (55,071) (45,641) (160,888) (159,234) Income tax expense (benefit) 2,982 1,225 206 1,102 Net loss $ (58,052) $ (46,866) $ (161,094) $ (160,336) Balance Sheet (Unaudited, US dollars,’000s, except where noted) September 30, 2026 December 31, 2025 ASSETS Current assets Cash and cash equivalents $ 119,410 $ 103,233 Restricted cash 8,207 8,380 Financial investments 228,367 280,845 Related party receivable 6 54 Other current assets 17,755 18,362 Total current assets 373,745 410,874 Non-current assets Related party receivables 383 19 Property, plant & equipment, net 14,867 10,560 Right-of-use assets, net 215 310 Capitalized software, net 8,976 4,762 Deferred income taxes, net 3,916 3,916 Other non-current assets 7,350 4,434 Total non-current assets 35,707 24,002 Total assets $ 409,452 $ 434,875 LIABILITIES AND EQUITY Current liabilities Accounts payable $ 4,193 $ 3,828 Related party payables 52,883 70,265 Current portion of long-term debt 8,497 3,374 Warrant liability 698 4,588 Other current payables 52,869 42,713 Total current liabilities 119,140 124,769 Non-current liabilities Long-term debt 313,643 176,412 Other non-current payables 1,858 1,890 Related party payables 9,294 8,046 Total non-current liabilities 324,795 186,348 Total liabilities 443,935 311,117 Commitments and contingencies Equity Common stock, $0.001 par value 348 348 Additional paid-in capital 833,352 830,500 Accumulated deficit (868,184) (707,090) Total equity (34,483) 123,758 Total liabilities and equity $ 409,452 $ 434,875

Cash Flow Statement (Unaudited, US dollars,’000s, except where noted) Nine Months Ended September 30, 2026 September 30, 2025 Cash flows from operating activities Net loss $ (161,094) $ (160,336) Adjustments to reconcile net loss to net cash used by operating activities Depreciation and amortization 1,408 542 Non-cash lease expenses 132 469 Unrealized (gain)/loss on exchange rate translation 3,231 3,279 Share-based compensation 3,001 3,225 (Gain) Loss from warrant liability (3,890) (285) Changes in operating assets and liabilities Accrued interest on financial investments, net 2,477 (1,216) Other assets (3,854) (2,997) Related party receivables (316) 409 Accounts payable (1,089) (1,421) Related party payables (16,155) 10,138 Other payables 9,211 13,696 Net cash used by operating activities (166,936) (134,498) Cash flows from investing activities Redemptions of financial investments 284,000 221,000 Purchases of financial investments (234,000) (317,000) Expenditures for capitalized software (3,101) - Expenditures for property, plant and equipment (3,022) (8,454) Net cash provided (used) by investing activities 43,878 (104,454) Cash flows from financing activities Repayment of long-term debt principal (52,814) - Proceeds from issuance of common stock - 226,336 Non-investor equity issuance costs - (8,932) Proceeds from debt 192,692 33,272 Non-creditor debt issuance costs (252) (178) Tax withholding on share-based compensation (149) (157) Net cash provided by financing activities 139,478 250,342 Effect of exchange rate changes on cash and cash equivalents (416) (329) Increase in cash, cash equivalents and restricted cash 16,004 11,060 Cash, cash equivalents and restricted cash at beginning of period 111,613 56,366 Cash, cash equivalents and restricted cash at end of period $ 127,617 $ 67,426 Supplemental disclosure of cash information Cash paid for interest $ 10,054 $ 6,697 Cash paid for income tax $ - $ 1,015 Supplemental disclosure of other non-cash investing and financing activities Property expenditures in accounts payable and other payables $ 1,709 $ 2,863 Right-of-use assets obtained in exchange for operating lease liabilities $ (7) $ 35 Issuance of common stock for vested restricted stock units $ 543 $ 941 Webcast Details Management will discuss the results on a conference call on Thursday, November 05, 2026, at 8:00 AM (Eastern Time). The webcast will be publicly available in the Upcoming Events section of the company website: www.eveairmobility.com To listen by phone, please dial 1-844-676-6050 or 1-412-634-6902. A replay of the call will be available until November 19, 2026, by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 10212156. Webcast access here

Upcoming Events Eve senior management is scheduled to attend the following investor events: UBS Global Industrials and Transportation Conference – Palm Beach, December 1-3 Goldman Sachs Industrials & Materials – New York, December 2-3 Non-GAAP Financial Measures (Unaudited) Management uses both generally accepted accounting principles (GAAP) and non-GAAP financial measures to assess the financial condition of the Company. Management believes certain non-GAAP measures described below provide investors with additional insight into the Company’s ongoing business performance and financial condition. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Investors are encouraged to review the Company's financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Free Cash Flow is a non-GAAP measure and is used to review and measure the Company's capital resources against the substantial cash requirements for operations, which can be useful for an investor to assess the Company's liquidity position or needs. Its most comparable GAAP measure is Net Cash used by operating activities. Free Cash Flow is calculated as net cash used by operating activities reduced by expenditures for PP&E, as provided in the “Key Financial Indicators” table on page 1. Management also uses a non-GAAP measure called "total liquidity" to track the Company’s access to capital resources. Total liquidity is defined and measured as the sum of cash, restricted cash and cash equivalents, financial investments, related party loan receivable, and available debt. Cash equivalents include deposits in bank deposit certificates issued by financial institutions in Brazil that are immediately available for redemption and fixed term deposits in US Dollars with original maturities of 90 days or less. Financial investments include debt securities with maturities greater than 90 days but less than 365 days. The remaining borrowing availability from the BNDES loans is fully committed to the Company. The following table reconciles total liquidity used by management: Total Liquidity (Unaudited, US dollars, millions) Sept. 30, 2026 Sept. 30, 2025 Cash and Cash Equivalents 127.6 67.4 Financial Investments 228.4 344.2 Available undrawn debt facilities and grant 114.4 122.7 Total Liquidity 470.4 $ 534.3 $ Cash Flow (Unaudited, US dollars, millions) Sept. 30, 2026 Sept. 30, 2025 Net cash used by operating activities (166.9) (134.5) Net cash provided (used) by investing activities (6.1) (8.5) Net cash provided by finacing activities 139.5 $ 250.3 $

About Eve Holding, Inc. Eve is dedicated to accelerating the Urban Air Mobility ecosystem. Benefitting from a start-up mindset, backed by Embraer S.A.’s more than 50-year history of aerospace expertise, and with a singular focus, Eve is taking a holistic approach to progressing the UAM ecosystem, with an advanced eVTOL project, comprehensive global services and support network and a unique air traffic management solution. Since May 10, 2022, Eve has been listed on the New York Stock Exchange, where its shares of common stock trade under the tickers “EVEX” and in December 2025, the Company was listed on the B3, Brazilian Stock Exchange, under the ticker “EVEB31”. The information on, or accessible through, any website referenced herein is not incorporated by reference into, and is not a part of, this release. Forward Looking Statements Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words or expressions. All statements, other than statements of historical facts, are forward-looking statements, including, but not limited to, statements about the company’s plans, objectives, expectations, outlooks, projections, intentions, estimates, and other statements of future events or conditions, including with respect to all companies or entities named within. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of the company’s most recent Annual Report on Form 10-K, Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors of the company’s most recent Quarterly Report on Form 10-Q, and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors which the company is not currently aware of that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements, other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement. Investor Relations Lucio Aldworth Caio Pinez investors@eveairmobility.com Media media@eveairmobility.com www.eveairmobility.